Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of ___________, 2014, by and between Islet Sciences, Inc., a Nevada corporation (“Company”) and the person whose name appears on the signature page hereto (“Stockholder”).

RECITALS

A. On _________, 2014, Brighthaven Ventures, L.L.C., a North Carolina limited liability company (“BHV”), each of the members of BHV (the “BHV Members”), Avogenx, Inc., a Delaware corporation and a wholly owned subsidiary of Company (“Holdco”), Islet Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub”), and Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for (i) the merger of Merger Sub with and into the Company, with the Company as the surviving entity in the merger becoming a wholly owned subsidiary of Holdco, and each share of the Company Common Stock issued and outstanding immediately prior to the effective time of the merger to be converted into the right to receive validly issued, fully paid and non-assessable shares of Holdco common stock (the “Islet Merger”) immediately followed by (ii) the exchange of membership interests of BHV by the BHV Members for shares of Holdco common stock, with BHV becoming a wholly owned subsidiary of Holdco (together with the Islet Merger, the “Acquisitions”).

B. Stockholder agrees to enter into this Agreement with respect to each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that the Stockholder owns, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, and any additional shares of Company Common Stock that Stockholder may hereinafter purchase or acquire (collectively, the “Shares”).

C. Stockholder is the beneficial or record owner, and has either sole or shared voting power over, such number of shares of Company Common Stock as is indicated on Schedule A attached hereto.

D. Company desires that Stockholder agree, and Stockholder is willing to agree, on terms and conditions set forth herein, not to Transfer (as defined below) any of the Shares, and to vote all of the Shares in a manner so as to facilitate consummation of the Acquisitions.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated validly pursuant to its terms.

“Transfer” shall mean any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), excluding, for the avoidance of doubt, entry into this Agreement.

2. Agreement to Retain Shares.

2.1 No Transfer and Encumbrance of Shares. Until the Expiration Time, Stockholder agrees not to (a) Transfer any Shares, (b) deposit any Shares into a voting trust, (c) enter into a voting agreement or arrangement with respect to any Shares, (d) grant any proxy or power of attorney with respect to any Shares (other than pursuant to this Agreement); provided that Stockholder may Transfer Shares to any Affiliate of Stockholder if the transferee evidences in a writing reasonably satisfactory to Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as Stockholder.

2.2 Additional Purchases. Stockholder agrees that any Company Common Stock that Stockholder purchases or acquires, or with respect to which Stockholder acquires sole voting power prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes under this Agreement.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of Shares in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio.

3. Voting/ Proxy/Voting Trusts.

3.1 Agreement to Vote. Stockholder agrees during the term of this Agreement to vote the Shares  or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of a written consent in lieu of meeting (a form of which is attached hereto as Exhibit A), and to cause any holder of record to so vote the Shares or execute a written consent: (a) in favor of the Merger Agreement and the Acquisitions at every meeting, or in connection with any action by written consent, of stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (b) against (1) any Acquisition Proposal, other than the Acquisitions, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Acquisitions or the fulfillment of Holdco, the Merger Sub’s or the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendment to the Islet Charter or the Islet By-laws). Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby, including the approval of the Merger Agreement and the Acquisitions.

3.2 No Voting Trusts or Other Arrangements. Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than agreements entered into with the Company.

4. Representations and Warranties of the Stockholders. Stockholder hereby represents and warrants to the Company as follows:

4.1 Due Authority. Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

4.2 Ownership of the Shares. As of the date hereof, Stockholder (a) is the beneficial (as defined in Rule 13d-3 under the Exchange Act) or record owner of the Shares set forth on Schedule A, free and clear of any and all Liens, other than those created by this Agreement, and (b) has sole voting power over each of the Shares. As of the date hereof, Stockholder does not own, beneficially or of record, any capital stock or other voting securities of the Company other than the Shares set forth on Schedule A. As of the date hereof, Stockholder does not own, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record, any rights to purchase or acquire any shares of capital stock of the Company, except as set forth on Schedule A.

4.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of the obligations under this Agreement and the compliance by Stockholder with any provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Stockholder, or (b) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other Person, including without limitation a spouse under “community property” or other similar laws, is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

4.4 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of Stockholder, threatened against or affecting Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of Stockholder to perform Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5. Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time.

6. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any of Stockholders’ designees serving on the board of directors of the Company from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company. Stockholder is entering into this Agreement solely in its capacity as the beneficial (as defined in Rule 13d-3 under the Exchange Act) owner or record holder of the Shares.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder, and Company shall have no authority to direct Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.

8. Miscellaneous.

8.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

8.4 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware), in addition to any other remedy to which they may be entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

8.5 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by e-mail of a .pdf attachment (providing confirmation of transmission) at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to the Stockholder, to the address set forth on Schedule A

(ii) if to Company, to:

Name:	Islet Sciences, Inc.
Address:	8601 Six Forks Rd., Suite 400
Raleigh, North Carolina 27615
E-mail:	info@isletsciences.com
Attention:	James Green

with a copy to (which shall not be considered notice):

Name:	Ofsink, LLC
Address:	230 Park Avenue, Suite 851
New York, New York 10169
E-mail:	dofsink@golawintl.com
Attention:	Darren Ofsink, Esq.

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

8.6 APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO NEGOTIATION AND EXPLORATION WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 8.6 AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 8.5 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

8.7 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

8.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

8.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. The signature pages hereto in facsimile copy or other electronic means, including e-mail attachment, shall be deemed an original for all purposes.

8.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

8.11 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

8.12 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

8.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

8.14 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

Islet Sciences, Inc.

By:	/s/
James Green
Chief Executive Officer

Signature Page to Voting Agreement

STOCKHOLDER:

IF AN ENTITY:

Name

By:	/s/
Name
Title

IF AN INDIVIDUAL:

Name

(Signature)

Signature Page to Voting Agreement

Schedule A

Address of Stockholder	Number of Shares of Company Common Stock

Exhibit A

FORM OF WRITTEN CONSENT
ISLET SCIENCES, INC.

This Written Consent is solicited by the Board of Directors of Islet Sciences, Inc.

Please return this consent no later than        pm (Eastern Standard Time) on            , 2014, which is the date that the Company Board of Directors expects to receive consents under the Voting Agreement.

The undersigned, being a holder of record of common stock, par value $0.001, of Islet Sciences, Inc., a Nevada corporation (the “Company”), on                 , 2014, hereby: (i) acknowledges receipt of the consent solicitation statement/prospectus of the Company, which is part of a registration statement on Form S-4 (No. 333-                   ______________), and (ii) consents, by virtue of this written consent without a meeting, with respect to each share of Company common stock that the undersigned holds beneficially or of record (which number is set forth below), to the merger of Islet Merger Sub, Inc., a Nevada corporation (“Merger Sub”), with and into the Company, with the Company as the surviving entity in the merger becoming a wholly owned subsidiary of Avogenx, Inc., a Delaware corporation (“Holdco”), and each share of the Company common stock issued and outstanding immediately prior to the effective time of the merger to be converted into the right to receive validly issued, fully paid and non-assessable shares of Holdco common stock, and adoption and approval of the Agreement and Plan of Merger by and among the Company, Holdco, Merger Sub, Brighthaven Ventures, L.L.C., a North Carolina limited liability company (“BHV”), and each of the members of BHV, dated as of __________, 2014, and the transactions contemplated thereby.

IMPORTANT: PLEASE DATE AND SIGN THE CONSENT BELOW. If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please execute, date, sign and return this Written Consent promptly to the Company by emailing a .pdf copy of the Written Consent to info@isletsciences.com (Attention: James Green, Chief Executive Officer), or by mailing this Written Consent to Islet Sciences, Inc. at 8601 Six Forks Rd., Suite 400, Raleigh, North Carolina 27615, Attention: James Green, Chief Executive Officer.

IF AN INDIVIDUAL: By: (duly authorized signature) Name: (please print or type full name) Title: (please print or type full title)	IF AN ENTITY: (please print or type complete name of entity) By: (duly authorized signature) Name: (please print or type full name) Title: (please print or type full title)

Date: , 2014	Date: , 2014

Number of shares held beneficially and of record: